EXHIBIT 99.1
News Release
For Immediate Release
Hindalco Industries Ltd. and Novelis Inc. Announce an Agreement for Hindalco’s Acquisition of Novelis for Approximately $6.0 Billion
ATLANTA, Feb. 11, 2007 — Hindalco Industries Limited (BSE: HINDALCO), India’s largest non-ferrous metals company, and Novelis Inc. (NYSE: NVL) (TSX: NVL), the world’s leading producer of aluminum rolled products, today announced that they have entered into a definitive agreement for Hindalco to acquire Novelis in an all-cash transaction which values Novelis at approximately $6.0 billion, including approximately $2.4 billion of debt. Under the terms of the agreement, Novelis shareholders will receive $44.93 in cash for each outstanding common share.
Based in Mumbai, India, Hindalco is a leader in Asia’s aluminum and copper industries, and is the flagship company of the Aditya Birla Group, a $12 billion multinational conglomerate, with a market capitalization in excess of $20 billion. Following the transaction, Hindalco, with Novelis, will be the world’s largest aluminum rolling company, one of the biggest producers of primary aluminum in Asia, and India’s leading copper producer.
Mr. Kumar Mangalam Birla, Chairman of the Aditya Birla Group, said, “The acquisition of Novelis is a landmark transaction for Hindalco and our Group. It is in line with our long-term strategies of expanding our global presence across our various businesses and is consistent with our vision of taking India to the world. The combination of Hindalco and Novelis will establish a global integrated aluminum producer with low-cost alumina and aluminum production facilities combined with high-end aluminum rolled product capabilities. The complementary expertise of both these companies will create and provide a strong platform for sustainable growth and ongoing success.”
Acting Chief Executive Officer of Novelis, Mr. Ed Blechschmidt, said, “After careful consideration, the Board has unanimously agreed that this transaction with Hindalco delivers outstanding value to Novelis shareholders. Hindalco is a strong, dynamic company. The combination of Novelis’ world-class rolling assets with Hindalco’s growing primary aluminum operations and its downstream fabricating assets in the rapidly growing Asian market is an exciting prospect. Hindalco’s parent, the Aditya Birla Group, is one of the largest and most respected business groups in India, with growing global activities and a long-term business view.”
Mr. Debu Bhattacharya, Managing Director of Hindalco and Director of Aditya Birla Management Corporation Ltd., said, “There are significant geographical market and product synergies. Novelis is the global leader in aluminum rolled products and aluminum can recycling, with a global market share of about 19%. Hindalco has a 60% share in the currently small but potentially high-growth Indian market for rolled products. Hindalco’s position as one of the lowest cost producers of primary aluminum in the world is leverageable into becoming a globally strong player. The Novelis acquisition will give us immediate scale and a global footprint.”
The transaction has been unanimously approved by the Boards of Directors of both companies. The closing of the transaction is not conditional on Hindalco obtaining financing. The transaction will be completed by way of a plan of arrangement under applicable Canadian Law. It will require the approval of 66 2/3% of the votes cast by shareholders of Novelis Inc. at a special meeting to be called to consider the arrangement followed by Court approval. The transaction is also subject to certain other customary conditions, including the receipt of regulatory approvals. The transaction is expected to be completed in the second quarter of 2007.
About Novelis
Novelis is the global leader in aluminum rolled products and aluminum can recycling. The Company operates in 11 countries, has approximately 12,500 employees, and reported $8.4 billion in 2005 revenue. Novelis has the unrivaled capability to provide its customers with a regional supply of technologically sophisticated rolled aluminum products throughout Asia, Europe, North America and South America. Through its advanced production capabilities, the Company supplies aluminum sheet and foil to the automotive and transportation, beverage and food packaging, construction and industrial, and printing markets. Visit www.novelis.com.
About the Aditya Birla Group
The Aditya Birla Group is India’s first truly multinational corporation, with a workforce of 85,000 employees belonging to over 20 different nationalities. Its 74 state-of-the-art manufacturing units and service facilities span India, Thailand, Laos, Indonesia, Philippines, Egypt, Canada, Australia, China, USA, UK, Germany, Hungary and Portugal. A premium conglomerate, the Aditya Birla Group participates in a wide range of market sectors including, viscose staple fiber, non-ferrous metals, cement, viscose filament yarn, branded apparel, carbon black, chemicals, fertilizers, sponge iron, insulators, financial services, telecom, BPO and IT services. Visit www.adityabirla.com.
About Hindalco
Established in 1958, Hindalco is currently structured into two strategic businesses, aluminum and copper, with 2006 revenues of approximately $2.6 billion. Hindalco’s integrated operations and operating efficiency have positioned the company as Asia’s largest integrated primary producer of aluminum and among the most cost-efficient producers globally. Its copper smelter is the world’s largest custom smelter at a single location. Hindalco stock is publicly traded on the Bombay Stock Exchange and the National Stock Exchange of India Ltd. Its current market capitalization is $4.3 billion. Visit www.hindalco.com.
Additional Information and Where to Find it
In connection with the proposed arrangement and required shareholder approval, Novelis Inc. will file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NOVELIS AND THE ARRANGEMENT. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Novelis with the SEC may be obtained free of charge by contacting Novelis at 3399 Peachtree Road NE, Suite 1500, Atlanta, GA 30326, Attention: Corporate Secretary. Our filings with the SEC are also available on our website at www.novelis.com.
Participants in the Solicitation
Novelis and its officers and directors may be deemed to be participants in the solicitation of proxies from Novelis’ shareholders with respect to the arrangement. Information about Novelis’ officers and directors and their ownership of Novelis’ common shares is set forth in the proxy circular for Novelis’ 2006 Annual Meeting of Shareholders, which was filed with the SEC on September 15, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Novelis and its respective officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the arrangement, which will be filed with the SEC.
Statements made in this news release which describe Novelis’ intentions, expectations or predictions may be forward-looking statements within the meaning of securities laws. Examples of forward-looking statements in this news release include those related to Novelis’ expectation to close the sale during the second quarter. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty. We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise. Important risk factors which could impact Novelis’ ongoing review of its strategic alternatives are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC, and are specifically incorporated by reference into this news release.
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Novelis Media Contact:	Novelis Investor Contact:
Charles Belbin	Eric Harris
+1 404 814 4260	+1 404 814 4304
charles.belbin@novelis.com	eric.harris@novelis.com

Aditya Birla Media Contact:
Dr. Pragnya Ram +91 22 6652 5160
+91 98210 24395 (Handset)
pragnyaram@adityabirla.com

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